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EXHIBIT 21.1

                              LIST OF SUBSIDIARIES



Aeolus Pharmaceuticals, Inc. a Delaware corporation

Renaissance Cell Technologies, Inc., a Delaware corporation

CPEC LLC, a Delaware limited liability company